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                                                                                                          Exhibit 12
                                       SHAWMUT NATIONAL CORPORATION
                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                              RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                                    PREFERRED STOCK DIVIDEND REQUIREMENTS
                                           Three months
                                              ended
(in thousands)                              March 31,                             Year ended December 31,
                                               1994           1993           1992           1991           1990           1989
EARNINGS
  Income (loss) before income taxes,
    extraordinary credit and
    cumulative effect of
    accounting changes                    $    102,777   $    236,952   $     77,516   $   (169,114)  $   (127,304)  $   (219,679)
  Portion of rents representative
    of the interest factor                       3,811         15,852         16,937         18,268         18,831         20,841
  Interest on other borrowings                  79,112        257,411        187,987        206,038        340,650        634,175
  Interest on notes and debentures              15,901         70,646         59,321         60,436         63,105         66,287
  Amortization of debt issuance cost               211          1,394            594            618            578            563
Earnings including interest on deposits        201,812        582,255        342,355        116,246        295,860        502,187
  Interest on deposits                          61,030        308,109        473,130        810,131      1,112,007      1,036,433
Earnings excluding interest on deposits   $    262,842   $    890,364   $    815,485   $    926,377   $  1,407,867   $  1,538,620

FIXED CHARGES
  Portion of rents representative
    of the interest factor                $      3,811   $     15,852   $     16,937   $     18,268   $     18,831   $     20,841
  Interest on other borrowings                  79,112        257,411        187,987        206,038        340,650        634,175
  Interest on notes and debentures              15,901         70,646         59,321         60,436         63,105         66,287
  Amortization of debt issuance cost               211          1,394            594            618            578            563
Fixed charges excluding interest on deposits    99,035        345,303        264,839        285,360        423,164        721,866
  Interest on deposits                          61,030        308,109        473,130        810,131      1,112,007      1,036,433
Fixed charges including interest
  on deposits                             $    160,065   $    653,412   $    737,969   $  1,095,491   $  1,535,171   $  1,758,299

COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDEND
REQUIREMENTS
  Fixed charges excluding interest
    on deposits                           $     99,035   $    345,303   $    264,839   $    285,360   $    423,164   $    721,866
  Preferred stock dividend requirements          5,937         23,438         15,952          2,262          2,328          2,341
                                          $    104,972   $    368,741   $    280,791   $    287,622   $    425,492   $    724,207

  Fixed charges including interest
    on deposits                           $    160,065   $    653,412   $    737,969   $  1,095,491   $  1,535,171   $  1,758,299
  Preferred stock dividend requirements          5,937         23,438         15,952          2,262          2,328          2,341
                                          $    166,002   $    676,850   $    753,921   $  1,097,753   $  1,537,499   $  1,760,640

RATIOS
  Earnings to fixed charges
      Excluding interest on deposits              2.04 x         1.69 x         1.29 x         0.41 x         0.70 x         0.70 x
      Including interest on deposits              1.64           1.36           1.11           0.85           0.92           0.88
  Earnings to combined fixed charges and
    preferred stock dividend requirements
      Excluding interest on deposits              1.92           1.58           1.22           0.41           0.70           0.70
      Including interest on deposits              1.58           1.32           1.08           0.84           0.92           0.87


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